OICCO ACQUISITION IV, INC. POS AM

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 (Amendment #4) of our report dated April 17, 2014 with respect to the audited financial statements of OICco Acquisition IV, Inc. for the years ended December 31, 2013 and 2012 and the period from December 21, 2009 (inception) through December 31, 2013.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

June 30, 2014